UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 31, 2017
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing, Pennsylvania 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01	Other Events.

In response to a question received by Customers Bancorp, Inc. (the "Company") from  a shareholder at the Company's 2017 Annual Meeting relating to  the status of the BankMobile divestiture, Jay Sidhu, Chairman and CEO of the Company, provided the response set forth below.

"Customers Bancorp is committed to executing the divestiture in a manner that is best for our shareholders, customers, team members, college campuses BankMobile serves and our business partners.  Since Flagship Community Bank was unable to raise all the required capital needed to complete the acquisition as disclosed in the agreement executed with Customers Bancorp in mid-February, we are now considering restructuring the transaction as a tax free spin-off of BankMobile to Customers Bancorp shareholders. This would be followed by an all-stock acquisition of BankMobile, at a to be determined valuation, and subject to regulatory approval, by a well capitalized Flagship Community Bank. Flagship believes it has adequate capital commitments to consummate the restructured transaction. If completed, this deal could be very attractive for current CUBI shareholders over the long term," stated Sidhu.

"However, over the past few weeks, Customers has also received two unsolicited all-cash proposals, both of which the board believes could, subject to mutual due diligence and negotiation of a definitive agreement, be considered superior to the Flagship proposal.  If Customers Bancorp is successful in executing a definitive agreement along the lines of the Letters of Intent submitted, both of these all cash offers could be materially accretive to Customers Bancorp earnings and equity capital", Sidhu continued.  "While there are no assurances, we are hopeful that we will be able to execute one of these options over the next several weeks." Sidhu concluded.

"Safe Harbor" Statement

In addition to historical information, this report contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements with respect to Customers Bancorp, Inc.'s strategies, goals, beliefs, expectations, estimates, intentions, capital raising efforts, financial condition and results of operations, future performance and business. Statements preceded by, followed by, or that include the words "may," "could," "should," "pro forma," "looking forward," "would," "believe," "expect, "anticipate," "estimate," "intend," "plan," or similar expressions generally indicate a forward-looking statement. These forward-looking statements involve risks and uncertainties that are subject to change based on various important factors (some of which, in whole or in part, are beyond Customers Bancorp, Inc.'s control). Numerous competitive, economic, regulatory, legal and technological factors, among others, could cause Customers Bancorp, Inc.'s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements. In addition, important factors relating to the acquisition of the Disbursements business, the combination of Customers' BankMobile business with the acquired Disbursements business, the implementation of Customers Bancorp, Inc.'s strategy regarding BankMobile, the possibility of events, changes or other circumstances occurring or existing that could result in the planned divestiture of BankMobile not being completed, a material delay occurring in the timing of its completion, the possibility that the planned BankMobile divestiture may be more expensive to complete than anticipated, the possibility that the expected benefits of the planned BankMobile divestiture may not be achieved and the possibility of Customers incurring liabilities relating to the planned BankMobile divestiture, also could cause Customers Bancorp's actual results to differ from those in the forward-looking statements. Customers Bancorp, Inc. cautions that the foregoing factors are not exclusive, and neither such factors nor any such forward-looking statement takes into account the impact of any future events. All forward-looking statements and information set forth herein are based on management's current beliefs and assumptions as of the date hereof and speak only as of the date they are made. For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review Customers Bancorp, Inc.'s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K for the year ended December 31, 2016, subsequently filed quarterly reports on Form 10-Q, and current reports on Form 8-K that update or provide information in addition to the information included in the Form 10-K and 10-Q filings, if any. Customers Bancorp, Inc. does not undertake to update any forward-looking statement whether written or oral, that may be made from time to time by Customers Bancorp, Inc. or by or on behalf of Customers Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Robert E. Wahlman
Name: Robert E. Wahlman
Title: Executive Vice President and Chief Financial Officer

Date: May 31, 2017